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                                                                    EXHIBIT 8(f)

                            SUBCUSTODIAN AGREEMENT

     AGREEMENT dated as of March 29, 1983, between State Street Bank and Trust Company organized under the laws of the Commonwealth of Massachusetts (the "Custodian"), and Bank of America, National Trust and Savings Association (the "Subcustodian").

                                  WITNESSETH:

    WHEREAS, the Custodian has entered into a custodian agreement with Institutional Liquid Assets (the "Fund") dated December 27, 1978;

    WHEREAS, the Fund is a Series Company with multiple portfolios (each such portfolio being referred to herein as a "Portfolio" and all such Portfolios being collectively referred to herein as the "Portfolios") and pursuant to
Section 18 (f) (2) of the Investment Company Act of 1940 each series of the Fund's Units, representing the interest in a Portfolio is preferred over all other series in respect of the assets specifically allocated to such Portfolio;

    WHEREAS, the Custodian desires to utilize Subcustodian for the purpose of holding cash and securities of the Fund;

    WHEREAS, the Subcustodian is a bank within the meaning of Section 2(a) (5) of the Investment Company Act of 1940 having an aggregate capital surplus and undivided profits of not less than two million ($2,000,000);

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NOW THEREFORE, the Custodian and Subcustodian hereby agree as follows:

I. The Custodian may from time to time deposit securities or cash with the Subcustodian. The Subcustodian shall not be responsible for any property of the Fund not delivered to the Subcustodian.

II. The Subcustodian shall hold and dispose of the securities hereafter held by or deposited with the Subcustodian as follows:

    A. 1) The Subcustodian shall hold in a separate account, and physically segregated at all times from those of any other persons, firms, corporations, or other Portfolios, pursuant to the provisions hereof, all securities received by it for the account of the Custodian as custodian with respect to such Portfolio. If any securities of a Portfolio are registered in nominee name, such nominee name shall be used solely for such Portfolio. All such securities are to be held or disposed of by the Subcustodian for, and subject at all times to, the instructions of the Custodian pursuant to the terms of this Agreement.

       2) Not withstanding any other provisions of this Agreement, it is expressly understood and agreed that the Subcustodian is authorized in the performance of its duties hereunder to deposit all or any part of the securities owned by the Fund in the book-entry system of the system of the Federal Reserve Banks (hereinafter called the "System") and to use the facilities of such system, all as provided under the provisions of Rule 17f-4 under the Investment Company Act Of 1940 as from time to time amended.

          In connection with the use of the System Subcustodian will be liable to Custodian for any losses and damages relating to the failure to effectively enforce such rights as may exist against the System.

          B. Upon receipt of instructions from the Custodian, the Subcustodian shall release or deliver securities owned by a Portfolio only for the following purposes:

             (1) upon sale of securities for the account of such Portfolio against receipt of payment therefor in

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                 Federal funds or, in extraordinary circumstances, in clearing house funds;

             (2) to the issuer thereof or its agent when securities are called, redeemed, retired or otherwise become payable, provided that
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                 payment as aforesaid is to be delivered to the Subcustodian;

             (3) for exchange for a different number of bonds or certificates representing the same aggregate face amount or number of units, for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such
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                 case, the new securities and cash, if any, are to be delivered to the Subcustodian;

             (4) in the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities; provided that, in any such case, the
                                     --------
                 surrender of interim receipts or temporary securities for definitive securities may be made at any time; provided that,
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                 in any such case, the new securities are to be delivered to the
                 Subcustodian;

             (5) in the case of tender offers or similar offers to purchase received in writing, the delivery of securities to the designated depository or other receipt agent. The Subcustodian shall have full responsibility for transmitting to the Custodian any such offers received by it. Thereafter, the Custodian, if it desires to respond to such offer, shall have full responsibility for providing the Subcustodian with all necessary instructions in timely enough fashion for the Subcustodian to act thereon prior to any expiration time for such offer;

             (6) upon receipt form the Custodian of instructions directing disposition of securities in a manner other

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               than or for purposes other than the manners and purposes
               enumerated in the foregoing five items; provided, however,
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               the disposition pursuant to this item (6) shall be made by the
               Subcustodian only upon receipt of instructions from the Custodian specifying the amount of such securities to be delivered, the purpose for which the delivery is to be made, and the name of the person or persons to whom such delivery is to be made.

III. The Subcustodian shall hold and dispose of cash held by or deposited with the Subcustodian as follows:

      A. The Subcustodian shall open and maintain a separate account or accounts for each Portfolio in the name of the Custodian as custodian with respect to such Portfolios, subject only to draft or order by the Subscustodian acting pursuant to the terms of this Agreement. The Subscustodian shall hold in such account or accounts, subject to the provision hereof, all cash received by it for the account of the Custodian as custodian for such Portfolio.

      B. Upon receipt of instruction from the Custodian, the Subcustodian shall make payments of cash for the account of a Portfolio from such cash only for the following purposes:

          (1) Upon the purchase of securities for the account of such Portfolio but only against the delivery of such securities to the Subcustodian. In the case of repurchase agreements entered into between such Portfolio and the Subcustodian, Paragraph 3 of the Exhibit B attached hereto will apply and by its execution of this Agreement the Subcustodian is deemed to have delivered the written undertaking referred to in clause (a) thereof, and agrees to comply with clauses (a) (i) through (iii) and (b);

          (2) in connection with the subscription, conversion, exchange, tender or surrender of securities owned by

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                 such Portfolio as set forth in Paragraph II.B hereof; and

             (3) for deposit with the Custodian or with such other banking institutions as may from time to time be approved by the Fund. All deposits will be effected by the transfer of Federal Reserve funds to the Custodian or such other banks.

IV. All instructions shall be in writing executed by the Custodian, and the Subcustodian shall not be required to act on instructions otherwise communicated; provided, however, that the Subcustodian may in its discretion
                  --------  -------
    act on the basis of instructions received from the Custodian via telecommunications facilities. The Subcustodian may require that instructions received via telecommunications facilities be authenticated. The Subcustodian may receive and accept a certificate signed by the Assistant Secretary of the Custodian as conclusive evidence of the authority of any person to act on behalf of the Custodian, and such certificate may be considered as in full force and effect until receipt by the Subcustodian or written notice the contrary.

V. Unless and until the Subcustodian receives instructions from the Custodian to the contrary, the Subcustodian shall:

    A. Present for payment all coupons and other income items held by it for the account of the Custodian as custodian for the Fund which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Custodian as custodian for the Fund;

    B. Collect interest and cash dividends received, with notice to the Custodian, for the account of the Custodian as custodian for the Fund;

    C. Hold for the account of the Custodian as custodian for the Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder.

VI. The Subcustodian shall execute on behalf of the Custodian, in the Fund's name, any declarations, affidavits, or certificates of ownership which may be necessary or useful from time to time

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      for the Subcustodian to perform any or several of its obligations arising under the provision of this Agreement.

VII. If the Subcustodian shall receive any notices or reports in respect of securities held by it hereunder, it shall promptly upon receipt thereof transmit to the Custodian by airmail, telecommunications facilities, or comparable means any such notices or reports.

VIII. The Subcustodian may, from time to time, appoint (and may at any time remover) any bank or trust company within the meaning of the Investment Company Act of 1940, as its agent for purposes of acquiring or disposing of securities or carrying out such provisions of this Agreement as the Subcustodian may, from time to time, direct; provided, that the
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      Subcustodian shall be fully liable to the Custodian for the acts or omissions of such agents to the same extent as if the acts or omissions of the agents were the acts or omissions of the Subcustodian.

IX. On each day on which there is a cash or securities transaction for the account of the Custodian as custodian for the Fund, the Subcustodian shall dispatch to the Custodian (and to the Fund if requested) separate cash and securities advices (each designating the affected Portfolio). The subcustodian shall furnish to the Custodian at the end of every month a statement of the cash and securities held by the Subcustodian and any agent for the Custodian as custodian for the Fund. Such statements shall be broken down by Portfolio and shall be sent by airmail, telecommunications facilities or comparable means to the Custodian within 15 days after the end of each month. The Subcustodian shall furnish the Custodian with such additional statements as the Custodian may reasonably request.

X. As compensation for the services rendered pursuant to this Agreement, the Custodian shall pay the Subcustodian a fee computed in accordance with the schedule attached hereto as Exhibit A, as such schedule may be amended from time to time by written agreement between the Custodian and the Subcustodian. The Custodian shall reimburse the Subcustodian for any

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       reasonable out-of-pocket expenses incurred by the Subcustodian in connection with its obligations hereunder.

XI. Upon request, the Custodian shall deliver, or shall request the Fund to deliver, to the Subcustodian, such proxies, powers-of-attorney or other instruments as may be necessary or desirable in connection with the performance by the Subcustodian of its obligations under this Agreement.

XII. So long as and to the extent that it is in the exercise of reasonable care, the Subcustodian (a) shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement, and (b) shall be protected in acting upon any notice, instruction, request, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Subcustodian shall be entitled to and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice provided that such action taken or omitted is not in violation of Federal or State laws or regulations and is taken or omitted in good faith and without negligence. The Subcustodian shall be liable for all acts or omissions not in good faith or with negligence or misconduct on its part, the standard for which shall be that applicable to a bailee for hire under Massachusetts law.

XIII. This Agreement may be terminated at any time by the Custodian or the Subcustodian by giving written notice to the other party at least thirty
       (30) days prior to the date on which such termination is to become effective. In the event of termination, the Subcustodian will deliver any securities held by it or any agent to the Custodian or to such successor subcustodian as the Custodian shall instruct in a manner to be mutually agreed upon by the parties hereto or, in the absence of such agreement, in a reasonable manner. Further in the event of termination, the Subcustodian shall be entitled to receive prior to the delivery of the securities held by it or

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      any agent all accrued fees and unreimbursed expenses the payment for which is contemplated by paragraph X hereof upon receipt by the Custodian of a final statement setting for the such fees and expenses.

XIV. Except as the parties shall from time to time otherwise agree, all instructions, notices, reports and other communications contemplated by this Agreement shall be dispatched as follows:

           If to the Custodian:  State Street Bank and Trust Company
                                 Custody & Shareholder Services
                                 P.O. Box 1713
                                 Boston, MA 02105
                                 Attention: Kenneth Bergeron
                                 Telex Number: 940956 St St BK2QNCY

           If to Subcustodian:   Bank of America National Trust &
                                 Savings Assoc.
                                 Securities Service Department #3298
                                 555 California Street
                                 Concourse Level
                                 San Francisco, CA 94104
                                 Attention:  Clearance Department/Ray Mathis
                                 Rapifax Number;  415-622-2617

XV. This Agreement constitutes the entire understanding and agreement of the parties hereto, and neither this Agreement nor any provisions hereof may be change, waived, discharged or terminated except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

XVI. This Agreement shall be binding upon and shall inure to the benefit of the Custodian and the Subcustodian and their successors and assignees provided,
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     that neither the Custodian nor the Subcustodian may assign this Agreement or any of the rights or obligations hereunder without the prior written consent of the other party.

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XVII.  This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

XVIII. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        STATE STREET BANK AND TRUST COMPANY
                                                  (the "Custodian")
                                                B. Weidlich
                                        ------------------------------------
                                        Vice President

                                          BANK OF AMERICAS NATIONAL TRUST
                                              AND SAVINGS ASSOCIATION
                                                (The "Subcustodian")

                                                Signature illegible
                                        ------------------------------------
                                                 Asst. Vice President

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                                   EXHIBIT A
                                   ---------

                     To the Subcustodian Agreement between

                      State Street Bank and Trust Company

                                      and

            Bank of America, National Trust and Savings Association


                        Re: Institutional Liquid Assets
                            ---------------------------

              The fee pursuant to Section X shall be $10.00 Book entry
                                                     ------
                                                     $20.00 Physical

              for each transfer of a security into or out of the

              Subcustodian Account.




                                            Dated: March 29, 1983
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